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                                                                   EXHIBIT 10.24

                                    Amendment
                                       To
           Non-Qualified Retirement/Savings Plan of Apache Corporation

Apache Corporation ("Apache") maintains the Non-Qualified Retirement/Savings Plan of Apache Corporation (the "Plan"). Pursuant to section 8.02 of the Plan, Apache has retained the right to amend the Plan. Apache hereby exercises that right, effective for distributions after January 1, 2004, to replace section 5.02(b) of the Plan in its entirety by the following.

         (b)      Form of Distribution.

                  (i) Alternatives. The Participant's vested Account shall be distributed in a single payment unless the Participant makes an effective election to receive from two to ten annual installments.

                  (ii)     Payout Election.

                           (A)      Initial Election. Upon becoming a
                                    Participant, an Employee may make a payout election to have his vested Account paid out in from two to ten annual installments. To be effective, the Participant's initial payout election must be made before, or within 30 days after, his participation begins. If the Participant does not make a timely initial payout election, he shall be treated as if he elected a single payment.

                           (B) Making a New Payout Election. A Participant may change his payout election at any time, subject to the procedures that the Committee has implemented at that time. A revised payout election shall not be effective until one of the following events occurs:

                                    (1)      The Participant completes one full
                                             year of employment with the Company
                                             and Affiliated Entities immediately
                                             after the Plan receives the new
                                             payout election. An FMLA leave and
                                             a USERRA leave shall be treated as
                                             continuous employment, but only if
                                             the Participant returns to active
                                             employment for at least one month
                                             after the leave expires.

                                    (2)      The Participant incurs a Disability
                                             while an Employee.

                  (iii) Rules for Installment Payments. The minimum annual installment payment shall be $50,000, or, if less, the Participant's remaining Account balance; this rule may result in the Participant receiving fewer installment payments than he elects. Each installment will be equal to the greater of (A) the minimum annual installment, or (B) the vested Account balance at the beginning of the Plan Year divided by the number of remaining annual installments, except for the final

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                           installment, which will be equal to the remaining
                           Account balance. Installments will be paid as soon as administratively convenient during the Plan Year.

                           For example, if the Participant had chosen 5 annual installments, and terminates employment in February of 1999,

                           - the unvested Account balance shall be forfeited
                             immediately;

                           - his 1999 installment will be one-fifth of his
                             January 1, 1999 vested Account balance;

                           - his 2000 installment will be one-fourth of his
                             January 1, 2000 Account balance;

                           - his 2001 installment will be one-third of his
                             January 1, 2001 Account balance;

                           - his 2002 installment will be one-half of his
                             January 1, 2002 Account balance; and

                           - his final installment in 2003 will be the remainder
                             of his Account balance.

IN WITNESS WHEREOF, this Amendment has been executed the date set forth below.

                                          APACHE CORPORATION

                                          By: /s/ Jeffrey M. Bender
                                              -------------------------------

         Date: December 18, 2003          Title: Vice President, Human Resources

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